Exhibit 99.4

tw telecom holdings inc.

OFFERS FOR ALL OUTSTANDING

5.375% SENIOR NOTES DUE 2022

AND

6.375% SENIOR NOTES DUE 2023

IN EXCHANGE FOR

5.375% SENIOR NOTES DUE 2022

AND

6.375% SENIOR NOTES DUE 2023

WHICH HAVE BEEN REGISTERED UNDER

THE SECURITIES ACT OF 1933, AS AMENDED

                    , 2013

To Our Clients:

Enclosed for your consideration is a prospectus dated             , 2013 (the “Prospectus”), and the related letter of transmittal (the “Letter of Transmittal”), relating to the offers (the “Exchange Offers”) of tw telecom holdings inc. (the “Issuer”) to exchange its 5.375% Senior Notes due 2022 and 6.375% Senior Notes due 2023, each registered under the Securities Act of 1933, as amended (collectively, the “New Notes”), for its issued and outstanding 5.375% Senior Notes due 2022 and 6.375% Senior Notes due 2023, respectively, each issued in a private offering on August 26, 2013 (collectively, the “Old Notes”), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offers are being made in order to satisfy certain obligations of the Issuer contained in the registration rights agreements entered into with the initial purchasers of the Old Notes on August 26, 2013.

This material is being forwarded to you as the beneficial owner of Old Notes held by us for your account but not registered in your name. A TENDER OF SUCH OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offers. The Exchange Offers will expire at 5:00 p.m., New York City time, on             , 2014 unless extended by the Issuer. Any Old Notes tendered pursuant to the Exchange Offers may be withdrawn at any time before the Expiration Date.

Your attention is directed to the following:

1.	The Exchange Offers are for any and all Old Notes.

2.	The Exchange Offers are subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offers—Conditions of the Exchange Offers.”

3.	Any transfer taxes incident to the transfer of Old Notes from the holder to the Issuer will be paid by the Issuer, except as otherwise provided in the Instructions in the Letter of Transmittal.

4.	The Exchange Offers expire at 5:00 p.m., New York City time, on , 2014 unless extended by the Issuer.

If you wish to have us tender any or all of your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES.

INSTRUCTIONS WITH RESPECT TO

THE EXCHANGE OFFERS

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offers made by tw telecom holdings inc. with respect to its Old Notes.

This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

☐	Please tender the Old Notes held by you for my account as indicated below:

Aggregate Principal Amount

at Maturity of Old Notes

5.375% Senior Notes due 2022: $

6.375% Senior Notes due 2023: $

☐	Please do not tender any Old Notes held by you for my account.

Dated: , 201

Signature(s):

Print Name(s) here:

(Print Address(es)):

(Area Code and Telephone Number(s)):

(Tax Identification of Social Security Number (s)):

None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Old Notes held by us for your account